UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2023

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Buckthorne Place, Suite 420

The Woodlands, Texas 77380

(Address of principal executive offices)(Zip Code)

(713) 714-6100

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2023, Gulf Island Fabrication, Inc. (the “Company”) held its 2023 annual meeting of shareholders (the “2023 annual meeting”). At the 2023 annual meeting, the results of which are set forth in Item 5.07 below, the Company’s shareholders approved the second amended and restated 2015 stock incentive plan (the “Plan”). The compensation committee of the Board will generally administer the Plan and has the authority to grant awards under the Plan, including setting the terms of the awards. Awards under the Plan may be granted in any one or a combination of the following forms: qualified and nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-based awards. The terms of the Plan are generally consistent with the amended and restated 2015 stock incentive plan, but include the following material revisions:

•
an increase of the authorized shares under the Plan by 1,000,000 from 2,500,000 to 3,500,000;
•
an increase in the number of shares that may be granted under the Plan to a single individual, other than a non-employee director, from 250,000 to 300,000;
•
an increase of the number of shares that may be granted without compliance with minimum vesting requirement to 175,000, which is 5% of the total shares available under the Plan; and
•
extension of the term of the Plan from May 22, 2030 to May 18, 2033.

The Plan is further described under the heading “Proposal 4: Approval of Second Amended and Restated 2015 Stock Incentive Plan” in the 2023 Proxy Statement filed with the Securities and Exchange Commission on April 14, 2023, which description is hereby incorporated. The foregoing description of the Plan is qualified in its entirety by reference to a copy of the Plan filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the 2023 annual meeting of shareholders virtually via a live audio webcast. At the 2023 annual meeting, the Company’s shareholders (1) elected Robert M. Averick, Murray W. Burns, William E. Chiles, Richard W. Heo, Michael J. Keeffe, Cheryl D. Richard and Jay R. Troger to serve as directors of the Company for terms expiring at the next annual meeting of shareholders in 2024 and until his or her successor is duly elected and qualified; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; (3) approved, on an advisory basis, an advisory vote on the compensation of the Company’s named executive officers to occur every 1 year; (4) approved the Plan (as defined and described in Item 5.02 above); and (5) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year.

Of the 16,054,695 shares of the Company’s common stock outstanding as of the record date, 12,175,729 shares were represented in person, including being deemed present by means of remote communication, or by proxy at the 2023 annual meeting. The inspector of election reported the final vote of shareholders as follows:

Proposal No. 1: Election of each of the seven director nominees.

Name	For	Against	Abstain	Broker Non-Votes
Robert M Averick	9,103,603	723,089	70,535	2,278,502
Murray W. Burns	9,376,399	450,293	70,535	2,278,502
William E. Chiles	9,517,189	309,503	70,535	2,278,502
Richard W. Heo	9,561,540	266,152	69,535	2,278,502
Michael J. Keeffe	9,375,779	451,913	69,535	2,278,502
Cheryl D. Richard	9,342,280	484,412	70,535	2,278,502
Jay R. Troger	9,433,861	156,203	307,163	2,278,502

Proposal No. 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
8,546,882	1,309,184	24,161	2,295,502

Proposal No. 3: Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
9,107,852	88,286	666,106	34,983	2,278,502

Proposal No. 4: Approval of the Company’s second amended and restated 2015 stock incentive plan.

For	Against	Abstain	Broker Non-Votes
7,670,468	2,178,448	48,311	2,278,502

Proposal No. 5: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023.

For	Against	Abstain
12,106,779	22,504	46,446

Consistent with its voting recommendation and the results of the shareholder vote on Proposal No. 3, the Board of Directors of the Company has determined that say-on-pay votes will continue to be held every 1 year until the next say-on-frequency vote, which the Company expects to hold no later than its 2029 annual meeting of shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Gulf Island Fabrication, Inc. 2015 Stock Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
Dated:	May 18, 2023